Exhibit 10.3

INDEMNITY AGREEMENT

LOAN NO. 75002

THIS INDEMNITY AGREEMENT (this “Agreement”), dated for reference purposes as of January 16, 2025, is executed by Sugar Phase 1, LLC, a Texas limited liability company (“Borrower”), and Matthew Pierson, Ricardo Valdez, Safe and Green Development Corporation, a Delaware corporation, and Properties by Milk & Honey LLC, a Texas limited liability company (individually and collectively if more than one, “Guarantor”), for the benefit of Construction Loan Services II, LLC, a Washington limited liability company (“Lender”), and the other Indemnified Parties (defined below). Borrower and Guarantor are at times referred to herein individually and collectively as “Indemnitor.”

RECITALS

A. Indemnitor has requested that Lender make one or more loans to Borrower.

B. Borrower is the fee owner of that certain real property located in Hidalgo County, Texas, and more particularly described in Exhibit A attached hereto (said real property, together with any real property hereafter encumbered by the lien of the Security Instrument (defined below), being herein collectively referred to as the “Land”; which, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the “Property”).

C. Lender is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $1,092,672.75, to be evidenced by a certain Promissory Note of even date herewith made by Borrower in favor of Lender (the “Note”) and that certain Loan Agreement of even date herewith (the “Loan Agreement”) and secured by, among other things, a Deed of Trust, Deed to Secure Debt, Trust Deed, or Mortgage (in each case also constituting an Assignment of Contracts and Plans, Assignment of Leases and Rents, and Fixture Filing) of even date herewith (the “Security Instrument”) that will encumber the Property.

D. Lender is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Lender and the other Indemnified Parties.

AGREEMENT

In order to induce the Lender to make the Loan to Borrower, and in consideration of the substantial benefit Indemnitor will derive from the Loan, Indemnitor agrees as follows:

1. DEFINITIONS. Capitalized terms used, but not specifically defined, herein shall have the respective meanings ascribed to such terms in the Security Instrument or the Other Security Documents (as defined below). As used in this Agreement, the following terms shall have the following meanings:

1.1 The term “Building Laws” means the Fair Housing Act of 1968 as amended, the Americans With Disabilities Act of 1990 as amended, all government and private covenants, conditions, and restrictions relating to the Property, all federal, state and local building code requirements and laws affecting the construction of improvements on the Property, and all other federal, state and local laws, ordinances, regulations and rules relating to the design, erection, construction, reconstruction, alteration, repair, demolition, arrangement, operation, and maintenance of the improvements on the Property and the marketing and use of such improvements in a non-discriminatory manner.

1.2 The term “Environmental Law(s)” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, relating to protection of human health or the environment and/or relating to Hazardous Substances, that apply to Indemnitor or the Property.

1.3 The term “Environmental Reports” means soils, geologic, and engineering reports prepared to assess any environmental risks associated with any portion of the Property that are provided to Lender by Borrower or otherwise obtained by Lender in connection with a loan secured by the applicable portion of the Property.

1.4 The term “Hazardous Substances” shall mean any waste, pollutants, contaminants, petroleum or petroleum product, asbestos, tremolite, anthophyllite or actinolite, polychlorinated biphenyls, or other chemical, substance, or material that: (a) after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities, or (b) is now or at any time in the future becomes regulated under, or is defined, classified or designated as hazardous, toxic, radioactive or dangerous, or other similar term or category under any Environmental Law and/or Hazardous Substances Law.

1.5 The term “Hazardous Substances Law” shall mean all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements and any court judgments applicable to Borrower or to the Property relating to industrial hygiene or to environmental or unsafe conditions or to human health including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Substances, those relating to or connected with the construction (or construction-related activities), fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property, and those relating to the atmosphere, soil, grading, excavation, surface and ground water, storm water, wetlands, stream sediments and vegetation on, under, in or about the Property and Nearby Property (including those relating to the construction of improvements on the Property and the resulting water quality, air quality, soils quality and other environmental quality of the Property and Nearby Property). “Hazardous Substances Law” also shall include, but not be limited to, the following laws, as amended as set forth herein and as subsequently amended: (1) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USCA 9601 et seq.; (2) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 USCA 6901 et seq.; (3) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USCA 1251 et seq.; (4) the Toxic Substances Control Act, 15 USCA 2601 et seq.; (5) the Emergency Planning and Community Right-to-Know Act of 1986, 42 USCA 11001 et seq.; (6) the Clean Air Act, as amended by the Clean Air Act Amendments, 42 USCA 7401 et seq.; (7) the National Environmental Policy Act of 1969, 42 USCA 4321 et seq.; (8) the River and Harbor Act of 1899, 33 USCA 401 et seq.; (9) the Endangered Species Act of 1973, 16 USCA 1531 et seq.; (10) the Occupational Safety and Health Act of 1970, 29 USCA 651 et seq.; (11) the Safe Drinking Water Act, 42 USCA 300(f) et seq.; (12) the Hazardous Materials Transportation Act, 49 USCA 1801 et seq.; (13) the Federal Resource Conservation and Recovery Act of 1976; (14) the Federal Hazardous Materials Transportation Control Act; and (15) the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978; and all regulations from time to time adopted in respect to the foregoing laws and all other federal, state and local laws, statutes, codes, ordinances, regulations, judgments, orders, injunctions, decrees, covenants, restrictions and standards presently in effect or that may be promulgated in the future relating to the use, release, handling, storage, transportation, clean-up, or other disposal of Hazardous Substances; or relating to the water quality, air quality, soils quality, and other environmental quality of real property and improvements constructed upon real property; or related to the protection of endangered species, as such laws and ordinances may be amended from time to time.

1.6 The term “Indemnified Parties” (individually, an “Indemnified Party”) means Lender, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing.

1.7 The term “Loan Documents” means any and all documents evidencing, securing, or otherwise governing any loan by Lender to Borrower now existing or to be made in the future, including, without limitation, the Note, Loan Agreement or Security Instrument.

1.8 The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable attorneys’ fees and other costs of defense).

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1.9 The term “Nearby Property” means real property that is adjacent to or in the immediate vicinity of the Property that could reasonably cause contamination of the Property or could become contaminated with Hazardous Substances as a result of construction, operations, or other activities involving Hazardous Substances on, over, or under the Property or on, over, or under such adjacent or nearby property.

1.10 The term “Release” with respect to any Hazardous Substances means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

2. SCOPE OF INDEMNITOR’S INVESTIGATION. Indemnitor’s investigation of the environmental condition of the Property has included all of the following undertaken by Borrower and confirmed to the Indemnitor: physical examination of the Property and the Nearby Property; the acquisition and review of the applicable Environmental Reports; inquiries of the previous owners of the Property; reasonable reliance on any written representations made by such previous owners; review of or consultation with consultants about applicable Environmental Laws; and any other actions deemed necessary by Indemnitor to confirm the accuracy of all representations and warranties contained in the Loan Documents regarding such matters.

3. OBLIGATION TO CURE NON-COMPLIANCE.

3.1 Notice. If Indemnitor at any time becomes aware of: (a) any Hazardous Substances on or other environmental problem or liability with respect to the Property or any Nearby Property; (b) any failure of the Property or the improvements thereon to comply with any of the Environmental Laws or Hazardous Substances Law; (c) any failure of the Property or the improvements thereon or the marketing and other operations undertaken with respect thereto to comply with any of the Building Laws; or (d) any lien, notice or legal action resulting from violation of any Environmental Laws, Hazardous Substances Laws or Building Laws with respect to which Indemnitor may have liability under this Agreement, Indemnitor shall promptly notify Lender in writing, and shall thereafter exercise due diligence to ascertain the scope and nature of such condition. Such notice shall comply with the provisions of Section 6.1 hereof. If the condition is such that state or federal law requires the giving of notice to the governmental agencies having appropriate jurisdiction or the implementation of other preventive measures, Indemnitor shall promptly furnish such notice or implement such preventive measures.

3.2 Cure. If, upon giving such notice or for any other reason, one or more governmental agencies having appropriate jurisdiction requires removal or treatment of Hazardous Substances from or on the Property or the making of alterations to the Property to conform to Building Laws or Hazardous Substances Laws, or such removal, treatment, or alteration is required by Environmental Laws, Hazardous Substances Laws or Building Laws, Indemnitor will: (a) take all actions that are necessary or desirable to clean up any Hazardous Substances affecting the Property, including removal, treatment, containment or any other remedial action required by governmental authorities or as otherwise required to restore the Property to a safe condition in compliance with applicable laws and regulations, including Environmental Laws; (b) take all actions that are necessary or desirable to modify the Property and all Improvements and marketing materials so as to achieve compliance with applicable laws and regulations, including Building Laws and Hazardous Substances Laws; and/or (c) attempt, through appropriate legal or administrative proceedings, to appeal, contest, or obtain a stay of enforcement proceedings if Indemnitor believes in good faith that Indemnitor is not required by law to cure such Hazardous Substances condition or to make alterations to comply with Building Laws or Hazardous Substances Laws.

3.3 Indemnitor’s Expense. Except for removal or treatment of any Hazardous Substances deposited on the Property by Lender or the correction of any violations of Building Laws caused by Lender, Indemnitor agrees that the amelioration, treatment, containment, remediation or removal of all Hazardous Substances that may be discovered on the Property and the modification of any improvements on the Property in order to comply with Building Laws or Hazardous Substances Laws shall be at Indemnitor’s sole expense, reserving unto Indemnitor any claims for contribution or indemnity that Indemnitor may have against other parties who may be held liable therefor.

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4. INDEMNIFICATION.

4.1 Indemnification of Indemnified Parties. Indemnitors shall indemnify and hold Indemnified Parties harmless from and against any and all Losses (defined above) imposed upon or incurred by Indemnified Parties relating to any portion of the Property that has been transferred to an Indemnified Party pursuant to foreclosure proceedings or transfer in lieu thereof (referred to hereafter as the “Transferred Property”) and that arise directly or indirectly from or out of, or in any way connected with:

4.1.1 the inaccuracy of the representations and warranties contained in any of the Loan Documents relating to the Transferred Property;

4.1.2 Borrower’s failure to perform any covenants or other obligations pursuant to the Loan Documents relating to the Transferred Property;

4.1.3 the imposition, recording or filing of any lien with regard to Hazardous Substances, or pursuant to any Hazardous Substances Law, encumbering the Property;

4.1.4 any non-compliance with or violation of any Hazardous Substances Law;

4.1.5 any activities on the Transferred Property during Borrower’s ownership, possession or control of the Transferred Property that directly or indirectly result in the Property or any Nearby Property becoming contaminated with Hazardous Substances;

4.1.6 the discovery and/or cleanup of Hazardous Substances that were deposited on or were existing on the Transferred Property or any related Nearby Property prior to such a transfer except if an Indemnified Party deposited Hazardous Substances on such property; or

4.1.7 any alleged or actual failure of any improvements now or hereafter constructed on the Transferred Property to continuously comply with all Building Laws now or hereafter enacted for any reason whatsoever, so long as such failure or violation did not first occur after the conveyance of the Transferred Property pursuant to foreclosure proceedings or transfer in lieu thereof.

Indemnitor acknowledges that, as between Indemnitor and Lender, Indemnitor will be solely responsible for all costs and expenses relating to the clean-up of Hazardous Substances from the Property or from any related Nearby Property or to the modification and correction of any of the improvements constructed on the Property to make them comply fully with all Building Laws and Hazardous Substances Laws, except that Indemnitor will not be responsible for any costs and expenses relating to Hazardous Substances deposited on the Property by Lender.

4.2 Defense of Indemnified Parties. In the event that any party asserts a claim against an Indemnified Party for which the Indemnitor has agreed to defend and indemnify such Indemnified Party, Indemnified Party shall have the right to choose its own legal counsel (at Indemnitor’s expense) and make all decisions relating to the dispute, including, without limitation, the litigation strategy and the terms of any settlement.

4.3 Attorney and Professional Fees. Indemnitor agrees to reimburse, within five (5) days of demand, applicable Indemnified Parties for all costs, expenses, and reasonable attorneys’ fees that such Indemnified Party incurs in connection with the realization or enforcement of any obligation or remedy contained in this Indemnity Agreement, with or without litigation. Payment by an Indemnified Party shall not be a condition precedent to the obligations of Indemnitor under this Indemnity Agreement.

4.4 Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within fifteen (15) days of such demand therefor, shall bear interest at the default rate specified in the Note (whether or not the Note itself remains enforceable), from the date payment was due.

4.5 Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

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4.6 Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Security Instrument or any other document which evidences, secures or guarantees all or any portion of the Loan or is executed and delivered in connection with the Loan (the “Other Security Documents”) to or with Lender by Indemnitor or any person who succeeds Indemnitor or any person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by: (a) any extensions of time for performance required by the Note, the Security Instrument or any of the Other Security Documents; (b) any sale or transfer of all or part of the Property; (c) except as provided herein, any exculpatory provision in the Note, the Security Instrument, or any of the Other Security Documents limiting Lender’s recourse to the Property or to any other security for the Note, or limiting Lender’s rights to a deficiency judgment against Indemnitor; (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Security Instrument or any of the Other Security Documents or herein; (e) the release of Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the Other Security Documents by operation of law, Lender’s voluntary act, or otherwise; (f) the release or substitution in whole or in part of any security for the Note; or (g) Lender’s failure to record the Security Instrument or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

4.7 Enforcement. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Lender has under the Note, the Security Instrument, or the Other Security Documents or would otherwise have at law or in equity. This Agreement is not collateral or security for the debt of Indemnitor pursuant to the Loan nor are the obligations hereunder or the substantial equivalent thereof secured by the Security Instrument. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instrument; Indemnitor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

4.8 Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Indemnitor represents and warrants that:

5.1 if any Indemnitor is a corporation, partnership or limited liability company, (i) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized by all requisite organizational action and (ii) this Agreement will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of Indemnitor;

5.2 if any Indemnitor is an individual, he/she is acting in an individual capacity and has full power and authority to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

5.3 compliance with this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property is subject; and

5.4 this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

Indemnitor hereby agrees that the representations, warranties and covenants contained in the Loan Agreement are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

6. MISCELLANEOUS.

6.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth in the signature blocks below or as such party may from time to time designate by written notice to the other parties. Any party by notice to the other parties may designate additional or different addresses for subsequent notices or communications. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday in the state in which the Property is located, or a day on which banking institutions located in that state are authorized by law or other governmental action to close.

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6.2 Waivers.

6.2.1 Indemnitor hereby waives: (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Lender or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights; (iii) the right to assert a counterclaim, except when such counterclaim is against a third party, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Lender or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

6.2.2 LENDER AND INDEMNITOR EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LENDER AND INDEMNITOR, AND LENDER AND INDEMNITOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF THE OTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. INDEMNITOR AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

6.3 No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

6.4 Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute one and the same instrument. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

6.5 Modifications. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

6.6 Successors and Assigns. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every person or entity comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Lender. Each reference herein to Lender shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns forever.

6.7 Joint and Several Liability. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

6.8 Severability. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

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7. Applicable Law. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF WASHINGTON AND DELIVERED BY INDEMNITOR AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WASHINGTON APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THAT STATE’S CHOICE OF LAW RULES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

8. Jurisdiction and Venue. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), LENDER AND INDEMNITOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF, AT LENDER’S ELECTION, (A) THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF PIERCE AND STATE OF WASHINGTON, OR (B) THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY AND STATE WHERE THE PROPERTY IS LOCATED. ADDITIONALLY, LENDER AND INDEMNITOR WAIVE ANY OBJECTION THEY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.

9. Class and Collective Action Waiver. Guarantor and Lender (by its acceptance hereof) expressly agree that (i) class action and collective action procedures shall not be asserted, and will not apply, in any litigation or arbitration under this Agreement; (ii) each will not assert class or collective action claims against the other in arbitration, court, or any other forum, either as a class member or as a representative; (iii) each shall only submit their own individual claims in litigation or arbitration and shall not bring claims against the other in any representative capacity on behalf of any other individual; and (iv) any claims by Borrower will not be joined, consolidated, or heard together with claims of any other current or former borrower of Lender.

10. Electronic Execution. The parties hereby authorize this Agreement and any of the other Loan Documents to be signed electronically and agree that the electronic signature of a party to this Agreement or any of the other Loan Documents shall be as valid as an original signature of such party and shall be effective to bind such party to the applicable agreement. The parties agree further that, if electronically signed, this Agreement and any of the other Loan Documents: (i) shall be deemed to be “written” or “in writing,” (ii) may not be denied legal effect, validity, or enforceability solely because it is in electronic form, and (iii) shall constitute an electronic record within the meaning of the Electronic Records and Signatures in Commerce Act, 15 U.S.C. § 7001 et. seq. A paper copy or printout of this Agreement or any other Loan Document signed electronically, if introduced as evidence in any proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Each party waives the right to challenge the legal effectiveness, validity, or enforceability of this the Agreement or any other Loan Document on grounds that it was signed or is stored electronically, and no party shall contest the admissibility of true and accurate copies of any electronically signed Loan Document on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic” means relating to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities; “electronic signature” means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; and “electronic record” means a contract or other record created, generated, sent, communicated, received, or stored by electronic means.

11. Rules of Construction. Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In the event of any inconsistency between the provisions of this Agreement and the provision of any other Loan Document, the provisions of this Agreement govern.

12. Approvals. Wherever pursuant to this Agreement: (a) Indemnified Parties exercise any right given to it to approve or disapprove; (b) any arrangement or term is to be satisfactory to Indemnified Parties; or (c) any other decision or determination is to be made by Indemnified Parties, the decision of Indemnified Parties to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnified Parties, shall be in the sole discretion of Indemnified Parties, except as may be otherwise expressly and specifically provided herein.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITORS:

Borrower:	Sugar Phase 1, LLC,
a Texas limited liability company

	By:	/s/ Ricardo Valdez
	Name:	Ricardo Valdez
	Title:	Manager

Guarantor:	/s/ Matthew Pierson
Matthew Pierson

/s/ Ricardo Valdez
Ricardo Valdez

Safe and Green Development Corporation, a Delaware corporation

	By:	/s/ David Villarreal
	Name:	David Villarreal
	Title:	President and Chief Executive Officer

Properties by Milk & Honey LLC, a Texas limited liability company

	By:	/s/ Ricardo Valdez
	Name:	Ricardo Valdez
	Title:	Manager

Indemnity Agreement	Signature Page